EXHIBIT 99.1

Contact: Kathleen Campbell, Marketing Director	First Citizens Community Bank
570-662-0422	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Record 2012 Earnings

MANSFIELD, PENNSYLVANIA— January 22, 2013 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens Community Bank, has released its unaudited financial performance for the twelve months and three months ended December 31, 2012.

For the year ended December 31, 2012, net income totaled $14,215,000 which compares to net income of $12,832,000 for 2011. This represents an increase of $1,383,000, or 11%. Earnings per share of $4.88 increased 11.9% from $4.36 per share last year.  Annualized return on equity for the comparable periods was 17.48% and 17.86%, while return on assets was 1.62% and 1.52%, respectively.

For the three months ended December 31, 2012, net income totaled $3,549,000 which compares to $3,477,000 for the same period last year. This represents an increase of $72,000, or 2.1%. Earnings per share of $1.22 increased 3.4% from $1.18 per share for the fourth quarter last year.

Net interest income, before the provision for loan losses, increased from $28,610,000 for the twelve months ended December 31, 2011 to $30,426,000 in 2012, an increase of $1,816,000 or 6.3%. On a tax equivalent basis, the net interest margin on interest earning assets increased from 3.94% last year to 3.99% this year.  CEO and President Randall E. Black stated, “Even with the slight improvement in our margin, the current interest rate environment remains difficult.  Yields on interest earning assets decreased from 5.16% for 2011 to 4.91% this year.  The yield on investment securities decreased 34 basis points primarily due to our strategy to invest in shorter term investments.   Our margin stability compared to last year was directly related to our ability to decrease our cost of funds, which decreased from 1.41% last year to 1.09% this year.  We do expect that 2013 will bring challenges as the prolonged low interest rate environment persists”.

At December 31, 2012, total assets were $882.4 million, which was an increase of $3.8 million from total assets of $878.6 million at December 31, 2011.  The investment portfolio totaled $310.3 million, which was a decrease of $8.5 million from the December 31, 2011 balance of $318.8 million.  Net loans increased $14.7 million to a total of $495.7 million at December 31, 2012 from the end of last year.  The 3.1% increase in net loans was primarily due to growth in commercial and municipal loan portfolios.  The low interest rate environment continues to have a dramatic impact on fixed, residential mortgage rates.  “We have chosen to service and sell most of the residential loans that we have originated on the secondary market rather than significantly increasing our interest rate risk.  During 2012 we originated and sold $37 million of residential mortgages compared to $10 million during 2011”, stated Mr. Black.

As of December 31, 2012, non-performing assets totaled $9.2 million and represented 1.83% as a percent of loans.  This compares to 2.11% as of December 31, 2011.  Credit quality has continued to improve and has resulted in a decrease in the provision for loan losses for 2012.  For 2012, the provision totaled $420,000 compared to $675,000 recorded last year.  Annualized net charge-offs as a percent of average loans remains very low at .02%.

Stockholders’ equity totaled $89.5 million at December 31, 2012, which was an increase of $8 million or 9.8% from December 31, 2011.  On October 26, 2012 a cash dividend of $.305 per share was paid representing the regular fourth quarter dividend to shareholders.  Additionally, on December 31, 2012 a cash dividend of $.38 per share was paid and represented an accelerated dividend for the regularly scheduled dividend payment due for January 2013.  “With the significant issues in Washington regarding the very complex fiscal cliff tax issues that were not resolved until the final hours of 2012, the Board of Directors made the decision to accelerate the first quarter 2013 dividend to benefit our shareholders that could have been significantly impacted by the potential tax increase in 2013 on dividends that was on the table by the lawmakers.  Our strong capital position and continued outstanding financial performance put us in a position to accelerate the January 2013 dividend.  The cash dividend of $.38 per share represented an increase of $.085 per share, or 29%, over the quarterly dividend of $.295 per share paid in January 2012.  This increase in the cash dividend results in a very attractive dividend yield, and is consistent with the Board of Directors’ desire to provide total shareholder return to our shareholder base”, commented Mr. Black.

Citizens Financial Services, Inc. has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 18 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	December 31	December 31
(in thousands except share data)	2012	2011
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 12,307	$ 9,960
Interest-bearing	14,026	20,472
Total cash and cash equivalents	26,333	30,432

Available-for-sale securities	310,252	318,823

Loans held for sale	1,458	-

Loans (net of allowance for loan losses: $6,784 at December 31, 2012 and
$6,487 at December 31, 2011)	495,679	481,022

Premises and equipment	11,521	11,702
Accrued interest receivable	3,816	3,621
Goodwill	10,256	10,256
Bank owned life insurance	14,177	13,669
Other assets	8,935	9,042

TOTAL ASSETS	$ 882,427	$ 878,567

LIABILITIES:
Deposits:
Noninterest-bearing	$ 89,494	$ 85,605
Interest-bearing	647,602	648,388
Total deposits	737,096	733,993
Borrowed funds	46,126	53,882
Accrued interest payable	1,143	1,512
Other liabilities	8,587	7,712
TOTAL LIABILITIES	792,952	797,099
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares at December 31, 2012 and December 31, 2011;
none issued in 2012 or 2011	-	-
Common stock
$1.00 par value; authorized 15,000,000 shares at December 31, 2012 and
Deceember 31, 2011; issued 3,161,324 shares at December 31, 2012 and 3,132,866 at
December 31, 2011	3,161	3,133
Additional paid-in capital	16,468	15,313
Retained earnings	71,813	63,337
Accumulated other comprehensive income	4,631	4,949
Treasury stock, at cost: 262,921 shares at December 31, 2012 and 230,203 shares at
December 31, 2011	(6,598)	(5,264)
TOTAL STOCKHOLDERS' EQUITY	89,475	81,468
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 882,427	$ 878,567

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
(in thousands, except per share data)	2012	2011	2012	2011
INTEREST INCOME:
Interest and fees on loans	$ 7,418	$ 7,503	$ 29,770	$ 29,916
Interest-bearing deposits with banks	10	17	21	81
Investment securities:
Taxable	1,002	1,132	4,521	4,575
Nontaxable	909	978	3,702	3,666
Dividends	22	16	71	55
TOTAL INTEREST INCOME	9,361	9,646	38,085	38,293
INTEREST EXPENSE:
Deposits	1,406	1,841	6,113	7,944
Borrowed funds	367	414	1,546	1,739
TOTAL INTEREST EXPENSE	1,773	2,255	7,659	9,683
NET INTEREST INCOME	7,588	7,391	30,426	28,610
Provision for loan losses	105	150	420	675
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	7,483	7,241	30,006	27,935
NON-INTEREST INCOME:
Service charges	1,129	1,122	4,475	4,380
Trust	172	199	644	665
Brokerage and insurance	87	55	392	352
Gains on loans sold	472	97	759	208
Investment securities gains (losses), net	43	(17)	604	334
Earnings on bank owned life insurance	129	127	507	498
Other	114	156	456	479
TOTAL NON-INTEREST INCOME	2,146	1,739	7,837	6,916
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,892	2,436	11,018	9,996
Occupancy	337	317	1,265	1,331
Furniture and equipment	96	111	411	449
Professional fees	190	218	891	744
FDIC insurance	115	45	468	592
Pennsylvania shares tax	161	101	602	541
Other	1,154	1,261	4,642	4,756
TOTAL NON-INTEREST EXPENSES	4,945	4,489	19,297	18,409
Income before provision for income taxes	4,684	4,491	18,546	16,442
Provision for income taxes	1,135	1,014	4,331	3,610
NET INCOME	$ 3,549	$ 3,477	$ 14,215	$ 12,832

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.22	$ 1.18	$ 4.88	$ 4.36
Net Income - Diluted	$ 1.22	$ 1.18	$ 4.88	$ 4.36
Cash Dividends Paid	$ 0.685	$ 0.370	$ 1.580	$ 1.160

Number of shares used in computation - basic	2,900,798	2,936,594	2,911,885	2,943,028
Number of shares used in computation - diluted	2,901,242	2,936,594	2,913,527	2,943,028

Financial Highlights

	Three Months Ended		Nine Months Ended
	December 31,		December 31,
	2012	2011	2012	2011
Performance Ratios and Share Data:
Return on average assets (annualized)	1.62%	1.61%	1.62%	1.52%
Return on average equity (annualized)	16.74%	18.45%	17.48%	17.86%
Net interest margin (tax equivalent)	3.96%	3.96%	3.99%	3.94%
Cash dividends paid per share	$ 0.685	$ 0.370	$ 1.580	$ 1.160
Earnings per share - basic	$ 1.22	$ 1.18	$ 4.88	$ 4.36
Earnings per share - diluted	$ 1.22	$ 1.18	$ 4.88	$ 4.36
Number of shares used in computation - basic	2,900,798	2,936,594	2,911,885	2,943,028
Number of shares used in computation - diluted	2,901,242	2,936,594	2,913,527	2,943,028

Balance Sheet Highlights (dollars in thousands):	December 31, 2012	December 31, 2011

Assets	$ 882,427	$ 878,567
Investment securities:
Available for sale	310,352	318,823
Loans (net of unearned income)	502,463	487,509
Allowance for loan losses	6,784	6,487
Deposits	737,096	733,993
Stockholders' Equity	89,475	81,468
Non-performing assets	9,189	10,300
Non-performing assets to total loans	1.83%	2.11%
Annualized net charge-offs to total loans	0.02%	0.02%
Average Leverage Ratio	9.70%	8.83%
Common shares outstanding	2,898,402	2,902,663
Book value per share	$ 29.27	$ 26.36